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                                                                    Exhibit 23.6

                           CONSENT OF FUTURE DIRECTOR



     The undersigned hereby consents to the use of his name as a proposed director of New Enserch Exploration, Inc., a Texas corporation (the "Company"), in the Registration Statement registering the issuance of Common Stock, $1.00 par value, of the Company expected to be filed with the Securities and Exchange Commission in December 1994.


                                               /s/ B. A. Bridgewater, Jr.
                                               ---------------------------------
                                               B. A. Bridgewater,  Jr.